                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                www.fulbright.com
TELEPHONE: (713) 651-5151                              FACSIMILE: (713) 651-5246


February 18, 2003



Grant Prideco, Inc.
1330 Post Oak Boulevard, Suite 2700
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as counsel to Grant Prideco, Inc., a Delaware corporation (the "Company"), Grant Prideco Escrow Corp., a Delaware corporation ("Escrow Corp."), and the subsidiaries listed on Schedule I hereto (collectively, the "Guarantors") in connection with the execution and delivery by the Company, Escrow Corp. and the Guarantors, as applicable, of the Indenture dated as of December 4, 2002, between Grant Prideco Escrow Corp. and Wells Fargo Bank, N. A., as trustee (the "Trustee"), as supplemented by the Supplemental Indenture (the "Supplemental Indenture") dated as of December 20, 2002, among Escrow Corp., the Company, certain of the Guarantors and the Trustee (as supplemented through the date hereof, the "Indenture"), and the issuance thereunder of $175,000,000 principal amount of the Company's 9% Senior Notes due 2009, Series B (the "Series B Notes") in exchange for an equivalent principal amount of its outstanding 9% Senior Notes due 2009 (the "Original Notes", which were originally issued by Escrow Corp. but were assumed by the Company and guaranteed by the Guarantors in connection with the merger of Escrow Corp. with and into the Company and the execution of the Supplemental Indenture). The terms of the offer to exchange the Series B Notes for the Original Notes (the "Exchange Offer") are described in the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") for the registration of the Series B Notes under the Securities Act of 1933. The guarantees of the Guarantors with respect to the Series B Notes are collectively referred to herein as the "Guarantees" and each a "Guarantee".

         In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.




          Austin o Dallas o Hong Kong o Houston o London o Los Angelos
        o Minneapolis o Munich o New York o San Antonio o Washington DC
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Grant Prideco, Inc.
February 18, 2003
Page 2


         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Series B Notes and Guarantees have been duly authorized for issuance and, when the Registration Statement has become effective under the 1933 Act and the Series B Notes and the Guarantees have been duly executed and authorized in accordance with the Indenture and the Series B Notes have been issued and sold in exchange for the Original Notes as contemplated by the Registration Statement and in accordance with the Exchange Offer, the Series B Notes will constitute valid and legally binding obligations of the Company and each Guarantee will constitute a valid and legally binding obligation of its respective Guarantor, subject to (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.

         This opinion is expressly limited by, subject to and based upon the assumptions, exceptions, limitations and qualifications set forth below:

                  A. We express no opinion as to the legality, validity, enforceability or binding effect of provisions relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

                  B. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

          The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. To the extent that any of the Guarantors are incorporated under the laws of another jurisdiction, we have assumed the following: (i) that such Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation; (ii) that each of the Indenture and the Guarantees have been duly authorized by it, the Indenture has been duly executed by it and it has full corporate power and authority to enter into each of such agreements; and (iii) no consent, approval, authorization or order of any court or governmental agency or body of its state of incorporation is required of it for the consummation of the transactions contemplated by the Indenture or Guarantees.


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Grant Prideco, Inc.
February 18, 2003
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                            Very truly yours,



                                            /s/ Fulbright & Jaworski L.L.P.


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                                   SCHEDULE I

                                                       JURISDICTION OF
NAME OF SUBSIDIARY                                      INCORPORATION
------------------                                      -------------
GP Expatriate Services, Inc.                              Delaware
Grant Prideco, L.P.                                       Delaware
XL Systems International, Inc.                            Delaware
Grant Prideco Holding, LLC                                Delaware
Grant Prideco USA, LLC.                                   Delaware
XL Systems, L.P.                                          Delaware
Plexus Deepwater Technologies, Ltd                         Texas
Grant Prideco PC Composites Holdings, LLC                 Delaware
Star Operating Company                                    Delaware
TA Industries, Inc.                                       Delaware
Tube-Alloy Capital Corporation                             Texas
Tube-Alloy Corporation                                   Louisiana
Texas Arai, Inc.                                          Delaware
Intellipipe, Inc.                                         Delaware
Grant Prideco Marine Products and Services
   International, Inc.                                    Delaware
GP USA Holding, LLC                                       Delaware
Grant Prideco Finance, LLC.                               Delaware
Reed-Hycalog Norway, LLC                                  Delaware
Reed-Hycalog Colombia, LLC                                Delaware
Reed-Hycalog International Holding, LLC                   Delaware
Grant Prideco European Holding, LLC                       Delaware
Reed-Hycalog Russia, LLC                                  Delaware
Reed-Hycalog L.L.C.                                       Delaware
Reed-Hycalog Operating, L.P.                              Delaware
Reed-Hycalog Azerbaijan, LLC                              Delaware
Reed-Hycalog Thailand, LLC                                Delaware
Reed-Hycalog Kazakhstan, LLC                              Delaware